LIVERAMP ANNOUNCES SECOND QUARTER RESULTS

Total Revenue Increased 39% – Subscription Revenue Up 31%

Over $100 Million of Stock Repurchased Fiscal Year To Date

Raises Full Year Revenue Guidance

SAN FRANCISCO, Calif., November 6, 2019—LiveRamp® (NYSE: RAMP), the trusted platform that makes data accessible and meaningful, today announced its financial results for the second quarter ended September 30, 2019.

Financial Highlights:

•Total revenue was $90 million, up 39% compared to the prior year period.

•Subscription revenue was $72 million, up 31% and contributed 80% of total revenue.

•Marketplace & Other revenue was $18 million, up 83% compared to the prior year period.

•GAAP operating loss was $50 million compared to a GAAP operating loss of $38 million in the prior year period. Non-GAAP operating loss was $20 million compared to a non-GAAP operating loss of $14 million in the prior year period.

•GAAP loss per share from continuing operations was $0.59, and non-GAAP loss per share from continuing operations was $0.23.

•Net cash used in operating activities was $29 million compared to net cash used in operating activities of $27 million during the second quarter of fiscal 2019.

•LiveRamp has repurchased 2.1 million shares for $100.5 million under the current stock repurchase program since March 31, 2019. Since August 2011, the Company has returned over $1 billion in capital to shareholders.

•Cash and cash equivalents totaled $777 million with no debt at quarter end.

“The quality of our quarter again demonstrates LiveRamp’s importance in the ecosystem,” said LiveRamp CEO Scott Howe. “Today, we work with 720 direct enterprise customers and serve thousands of additional companies through our partner network. We power more than 550 integrations and, with Data Plus Math, are providing a new way to buy, sell and measure advanced TV.”

“This was another outstanding quarter, fueled by record bookings and accelerating top-line growth,” said LiveRamp President and CFO Warren Jenson. “Our forward growth metrics remain strong: ARR exiting Q2 was up 40% year-over-year, and our Marketplace business grew by more than 80%. Added together, our business continues to demonstrate its strength and durability. In addition, the acquisition of Data Plus Math is already paying dividends. LiveRamp TV was up more than 70% year-over-year.”

GAAP and Non-GAAP Results:

The following table summarizes the Company’s financial results for its second fiscal quarter ($ in millions):

	Q2 Fiscal 2020		Q2 Fiscal 2019
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$72	$—	$55	$—
YoY change %	31%		30%
Marketplace & other revenue	$18	$—	$10	$—
YoY change %	83%		(15)%
Total revenue	$90	$—	$65	$—
YoY change %	39%		20%

Gross profit	$49	$56	$40	$45
% Gross margin	54%	63%	62%	69%
YoY change, pts	(8 pts)	(6pts)	7 pts	1 pt

Operating loss	$(50)	$(20)	$(38)	$(14)
% Operating margin	(56)%	(22)%	(59)%	(22)%
YoY change, pts	3 pts	–pts	12 pts	(2) pts

Net loss[1]	$(40)	$(15)	$(41)	$(11)
YoY change %	nm	nm	nm	nm
Loss per share[1]	$(59.00)	$(0.23)	$(0.53)	$(0.14)
YoY change %	nm	nm	nm	nm

Shares to Calculate EPS	67.7	67.7	77.4	77.4
YoY change %	(13)%
Net operating cash flow	$(29)	$—	$(27)	$—
YoY change %	nm	—	nm
Free cash flow to equity	$—	$(31)	$—	$(32)
YoY change %	—	nm	—	nm

[1] From continuing operations, does not include AMS results.
Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Additional Metrics & Highlights

•LiveRamp added 30 new direct subscription customers during the quarter, bringing its total direct customer count to 720, an increase of 18% year-over-year. We now serve 21% of the Fortune 500 compared to 18% in the prior year period.

•LiveRamp has 44 clients whose subscription contracts exceed $1 million in annual revenue, up from 40 in the prior year period.

•Subscription net retention was approximately 109% in the quarter. Platform net retention was 119% in Q2.

•LiveRamp announced new partnerships with MediaMath and Rubicon Project to enable marketers to buy publisher inventory with LiveRamp's IdentityLink™ graph as part of its Authenticated Traffic Solution (ATS) and IdentityLink in the bidstream efforts. These integrations allow people-based identity to be efficiently passed in real-time and enable marketers to connect with their customers using a consistent, omnichannel view of the consumer that is not reliant on third-party cookies.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For fiscal 2020, LiveRamp now expects to report:

•Revenue of between $376 million and $381 million, an increase of 32% to 33% year-over-year as compared to the Company’s previous revenue growth guidance of 27% to 32%.

•GAAP operating loss from continuing operations of between $180 million and $175 million as compared to previous GAAP operating loss guidance of $189 million to $169 million.

•Non-GAAP operating loss of between $68 million and $63 million as compared to previous operating loss guidance of $76 million to $56 million.

The Company’s guidance includes the Data Plus Math acquisition. GAAP and non-GAAP operating loss guidance also includes $11 million of transition-related spend in the first half of the fiscal year associated with establishing standalone operations at LiveRamp.

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp’s IdentityLink™ connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements relate to the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve within a rapidly changing industry including digital advertising, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2019 ended March 31, 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LiveRamp’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, which LiveRamp expects to file on November 6, 2019.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2019	2018	Variance	Variance

Revenues	90,143	64,812	25,331	39.1%
Cost of revenue	41,460	24,466	16,994	69.5%
Gross profit	48,683	40,346	8,337	20.7%
% Gross margin	54.0%	62.3%

Operating expenses:
Research and development	26,445	16,940	9,505	56.1%
Sales and marketing	45,204	35,940	9,264	25.8%
General and administrative	27,262	25,176	2,086	8.3%
Gains, losses and other items, net	45	489	(444)	NA
Total operating expenses	98,956	78,545	20,411	26.0%

Loss from operations	(50,273)	(38,199)	(12,074)	(31.6)%
% Margin	(55.8)%	(58.9)%

Total other income (expense)	4,780	(281)	5,061	1,801.1%

Loss from continuing operations before income taxes	(45,493)	(38,480)	(7,013)	(18.2)%
Income taxes (benefit)	(5,291)	2,700	(7,991)	(296.0)%
Net loss from continuing operations	(40,202)	(41,180)	978	2.4%
Earnings from discontinued operations, net of tax	—	61,803	(61,803)	(100.0)%

Net earnings (loss)	(40,202)	20,623	(60,825)	(294.9)%

Basic earnings (loss) per share:
Continuing operations	(0.59)	(0.53)	(0.06)	(11.7)%
Discontinued operations	—	0.80	(0.80)	(100.0)%
Net earnings (loss)	(0.59)	0.27	(0.86)	(323.1)%

Diluted earnings (loss) per share:
Continuing operations	(0.59)	(0.53)	(0.06)	(11.7)%
Discontinued operations	—	0.80	(0.80)	(100.0)%
Net earnings (loss)	(0.59)	0.27	(0.86)	(323.1)%

Basic weighted average shares	67,684	77,448
Diluted weighted average shares	67,684	77,448

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2019	2018	Variance	Variance

Revenues	172,654	127,283	45,371	35.6%
Cost of revenue	77,886	48,120	29,766	61.9%
Gross profit	94,768	79,163	15,605	19.7%
% Gross margin	54.9%	62.2%

Operating expenses:
Research and development	50,167	33,910	16,257	47.9%
Sales and marketing	88,348	69,263	19,085	27.6%
General and administrative	52,580	43,301	9,279	21.4%
Gains, losses and other items, net	2,321	490	1,831	373.7%
Total operating expenses	193,416	146,964	46,452	31.6%

Loss from operations	(98,648)	(67,801)	(30,847)	(45.5)%
% Margin	(57.1)%	(53.3)%
Other income (expense):
Interest expense	—	—	—	—%
Other, net	10,662	75	10,587	14,116.0%
Total other income	10,662	75	10,587	14,116.0%

Loss from continuing operations before income taxes	(87,986)	(67,726)	(20,260)	(29.9)%
Income taxes (benefit)	(5,644)	1,272	(6,916)	(543.7)%
Net loss from continuing operations	(82,342)	(68,998)	(13,344)	(19.3)%
Earnings from discontinued operations, net of tax	—	86,606	(86,606)	(100.0)%

Net earnings (loss)	(82,342)	17,608	(99,950)	(567.6)%

Basic earnings (loss) per share:
Continuing operations	(1.21)	(0.89)	(0.31)	(34.9)%
Discontinued operations	—	1.12	(1.12)	(100.0)%
Net earnings (loss)	(1.21)	0.23	(1.43)	(628.6)%

Diluted earnings (loss) per share:
Continuing operations	(1.21)	(0.89)	(0.31)	(34.9)%
Discontinued operations	—	1.12	(1.12)	(100.0)%
Net earnings (loss)	(1.21)	0.23	(1.43)	(628.6)%

Basic weighted average shares	68,295	77,192
Diluted weighted average shares	68,295	77,192

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2019	2018	2019	2018

Loss from continuing operations before income taxes	(45,493)	(38,480)	(87,986)	(67,726)
Income taxes (benefit)	(5,291)	2,700	(5,644)	1,272
Net loss from continuing operations	(40,202)	(41,180)	(82,342)	(68,998)
Earnings from discontinued operations, net of tax	—	61,803	—	86,606
Net earnings (loss)	$(40,202)	$20,623	$(82,342)	$17,608

Earnings (loss) per share:
Basic	(0.59)	0.27	(1.21)	0.23
Diluted	(0.59)	0.27	(1.21)	0.23

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,369	$3,548	$8,492	$9,518
Non-cash stock compensation (cost of revenue and operating expenses)	23,354	17,667	41,984	35,465
Accelerated depreciation (cost of revenue and operating expenses	1,663	—	3,569	—
Restructuring and merger charges (gains, losses, and other)	45	489	2,321	490
Separation and transformation costs (general and administrative)	—	2,122	—	2,122
Total excluded items, continuing operations	30,431	23,826	56,366	47,595

Loss from continuing operations before income taxes and excluding items	(15,062)	(14,654)	(31,620)	(20,131)
Income taxes (benefit) (2)	190	(3,790)	(26)	(4,868)
Non-GAAP net loss from continuing operations	(15,252)	(10,864)	(31,594)	(15,263)

Non-GAAP loss per share from continuing operations:
Basic	$(0.23)	(0.14)	(0.46)	(0.20)
Diluted	$(0.23)	(0.14)	(0.46)	(0.20)

Basic weighted average shares	67,684	77,448	68,295	77,192
Diluted weighted average shares	67,684	77,448	68,295	77,192

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 1.2% and 25.9% in the second quarter of fiscal 2020 and 2019, respectively, and 0.0% and 24.2% for the six months ended September 30, 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2019	2018	2019	2018

Loss from continuing operations	(50,273)	(38,199)	(98,648)	(67,801)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,369	3,548	8,492	9,518
Non-cash stock compensation (cost of revenue and operating expenses)	23,354	17,667	41,984	35,465
Accelerated depreciation (cost of revenue and operating expenses	1,663	—	3,569	—
Restructuring and merger charges (gains, losses, and other)	45	489	2,321	490
Separation and transformation costs (general and administrative)	—	2,122	—	2,122
Total excluded items	30,431	23,826	56,366	47,595

Loss from continuing operations before excluded items	(19,842)	(14,373)	(42,282)	(20,206)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2019	2018	2019	2018

Net loss from continuing operations	(40,202)	(41,180)	(82,342)	(68,998)

Income taxes (benefit)	(5,291)	2,700	(5,644)	1,272

Other income (expense)	(4,780)	281	(10,662)	(75)

Loss from operations	(50,273)	(38,199)	(98,648)	(67,801)

Depreciation and amortization	10,977	7,010	19,854	16,540

EBITDA	(39,296)	(31,189)	(78,794)	(51,261)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	23,354	17,667	41,984	35,465
Restructuring and merger charges (gains, losses, and other)	45	489	2,321	490
Separation and transformation costs (general and administrative)	—	2,122	—	2,122

Other adjustments	23,399	20,278	44,305	38,077

Adjusted EBITDA	(15,897)	(10,911)	(34,489)	(13,184)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2019	2019	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	777,443	1,061,473	(284,030)	(26.8)%
Restricted cash	14,815	—	14,815	100.0%
Trade accounts receivable, net	88,150	78,563	9,587	12.2%
Refundable income taxes	15,676	7,890	7,786	98.7%
Other current assets	51,055	44,150	6,905	15.6%
Total current assets	947,139	1,192,076	(244,937)	(20.5)%

Property and equipment	64,440	64,852	(412)	(0.6)%
Less - accumulated depreciation and amortization	43,278	38,809	4,469	11.5%
Property and equipment, net	21,162	26,043	(4,881)	(18.7)%

Software, net of accumulated amortization	27,413	6,861	20,552	299.5%
Goodwill	297,477	204,656	92821	45.4%
Deferred income taxes	35	35	—	—%
Deferred commissions, net	11,347	10,741	606	5.6%
Other assets, net	58,657	32,499	26,158	80.5%
	1,363,230	1,472,911	(109,681)	(7.4)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	31,721	31,203	518	1.7%
Accrued payroll and related expenses	16,716	18,715	(1,999)	(10.7)%
Other accrued expenses	55,724	40,916	14,808	36.2%
Acquisition escrow payable	14,815	—	14,815	100.0%
Deferred revenue	4,447	4,284	163	3.8%
Total current liabilities	123,423	95,118	28,305	29.8%

Deferred income taxes	1,500	39	1,461	3,746.2%
Other liabilities	51,949	46,922	5027	10.7%

Stockholders' equity:
Common stock	14,310	14,187	123	0.9%
Additional paid-in capital	1,460,120	1,406,813	53,307	3.8%
Retained earnings	1,587,263	1,669,605	(82,342)	(4.9)%
Accumulated other comprehensive income	6,619	7,801	(1,182)	(15.2)%
Treasury stock, at cost	(1,881,954)	(1,767,574)	(114,380)	6.5%
Total stockholders' equity	1,186,358	1,330,832	(144,474)	(10.9)%
	1,363,230	1,472,911	(109,681)	(7.4)%

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,
	2019	2018

Cash flows from operating activities:
Net earnings (loss)	(40,202)	20,623
Earnings from discontinued operations, net of tax	—	(61,803)
Non-cash operating activities:
Depreciation and amortization	10,977	7,010
Loss (gain) on disposal or impairment of assets	(225)	490
Provision for doubtful accounts	1,468	1,095
Deferred income taxes	(5,090)	14,136
Non-cash stock compensation expense	23,354	17,667
Changes in operating assets and liabilities:
Accounts receivable	(7,807)	(1,797)
Deferred commissions	(780)	(1,049)
Other assets	(7,497)	1,838
Accounts payable and other liabilities	3,009	(8,880)
Income taxes	(6,926)	(14,518)
Deferred revenue	968	(1,942)
Net cash used in operating activities	(28,751)	(27,130)
Cash flows from investing activities:
Capitalized software	—	(423)
Capital expenditures	(2,641)	(1,323)
Proceeds from sale of assets	517	—
Cash paid in acquisition, net of cash received	(100,886)	—
Net cash used in investing activities	(103,010)	(1,746)
Cash flows from financing activities:
Payments of debt	—	(2,701)
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,032	4,005
Shares repurchased for tax withholdings upon vesting of stock-based awards	(1,814)	(4,580)
Acquisition of treasury stock	(80,374)	—
Net cash used in financing activities	(81,156)	(3,276)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,
	2019	2018
Cash flows from discontinued operations:
From operating activities	—	34,135
From investing activities	—	(7,929)
Effect of exchange rate changes on cash	—	(5)
Net cash provided by discontinued operations	—	26,201
Effect of exchange rate changes on cash	(302)	(557)

Net change in cash, cash equivalents and restricted cash	(213,219)	(6,508)
Cash, cash equivalents and restricted cash at beginning of period	1,005,477	93,555
Cash, cash equivalents and restricted cash at end of period	792,258	87,047

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	6,042	(741)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the six months ended September 30,
	2019	2018

Cash flows from operating activities:
Net earnings (loss)	(82,342)	17,608
Earnings from discontinued operations	—	(86,606)
Non-cash operating activities:
Depreciation and amortization	19,854	16,540
Loss (gain) on disposal or impairment of assets	(140)	475
Provision for doubtful accounts	2,430	631
Deferred income taxes	(5,083)	12,444
Non-cash stock compensation expense	41,984	35,465
Changes in operating assets and liabilities:
Accounts receivable	(11,258)	(2,649)
Deferred commissions	(606)	(2,047)
Other assets	(3,897)	1,264
Accounts payable and other liabilities	2,821	(4,604)
Income taxes	(7,789)	(16,416)
Deferred revenue	(133)	(1,515)
Net cash used in operating activities	(44,159)	(29,410)
Cash flows from investing activities:
Capitalized software	—	(1,322)
Capital expenditures	(7,529)	(2,035)
Proceeds from sale of assets	517	—
Cash paid in acquisition, net of cash received	(105,365)	—
Payments for investments	—	(2,500)
Net cash used in investing activities	(112,377)	(5,857)
Cash flows from financing activities:
Payments of debt	—	(3,293)
Fees from debt refinancing	—	(300)
Proceeds related to the issuance of common stock under stock and employee benefit plans	2,092	8,121
Shares repurchased for tax withholdings upon vesting of stock-based awards	(13,907)	(14,624)
Acquisition of treasury stock	(100,473)	(45,766)
Net cash used in financing activities	(112,288)	(55,862)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the six months ended September 30,
	2019	2018

Cash flows from discontinued operations:
From operating activities	—	54,316
From investing activities	—	(14,502)
Effect of exchange rate changes on cash	—	(172)
Net cash provided by discontinued operations	—	39,642
Effect of exchange rate changes on cash	(391)	(1,484)

Net change in cash, cash equivalents and restricted cash	(269,215)	(52,971)
Cash, cash equivalents and restricted cash at beginning of period	1,061,473	140,018
Cash, cash equivalents and restricted cash at end of period	792,258	87,047

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	6,152	115

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	$(2,280)	$(27,130)	$(10,922)	$38,354	$(1,978)	$(15,408)	$(28,751)	$(44,159)

Less (plus):
Capitalized software	(899)	(423)	—	—	(1,322)	—	—	—
Capital expenditures	(712)	(1,323)	(1,938)	(3,347)	(7,320)	(4,888)	(2,641)	(7,529)
Required debt payments	(592)	(2,701)	—	—	(3,293)	—	—	—

Free Cash Flow to Equity	$(4,483)	$(31,577)	$(12,860)	$35,007	$(13,913)	$(20,296)	$(31,392)	$(51,688)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY20 to Q2 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020	%	$

Revenues	$62,471	$64,812	$80,021	$78,316	$285,620	$82,511	$90,143	$172,654	$0.405	$25,331
Cost of revenue	23,654	24,466	34,838	37,760	120,718	36,426	41,460	77,886	71.8%	16,994
Gross profit	38,817	40,346	45,183	40,556	164,902	46,085	48,683	94,768	21.5%	8,337
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%	54.0%	54.9%

Operating expenses
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	50,167	56.0%	9,505
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	88,348	27.8%	9,264
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	52,580	11.5%	2,086
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	2,321	(44400.0)%	(444)
Total operating expenses	68,419	78,545	93,394	122,690	363,048	94,460	98,956	193,416	29.8%	20,411

Loss from operations	(29,602)	(38,199)	(48,211)	(82,134)	(198,146)	(48,375)	(50,273)	(98,648)	(40.8)%	-12,074
% Margin	(47.4)%	(58.9)%	(60.2)%	(104.9)%	(69.4)%	(58.6)%	(55.8)%	(57.1)%

Total other income (expense)	356	(281)	10,404	8,311	18,790	5,882	4,780	10,662	1421.6%	5,061
Loss from continuing operations before income taxes	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(42,493)	(45,493)	(87,986)	(24.0)%	(7,013)

Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(5,644)	(559.6)%	(7,991)

Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(82,342)	3.5%	978

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
									Q2 FY20 to Q2 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020	%	$

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	0	0	(249.2)%	(61,803)

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(82,342)	$(20)	$(60,825)

Diluted earnings (loss) per share	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(1.21)	$(22)	$(1)

Diluted loss per share continuing operations	$(0.36)	$(0.53)	$(0.20)	$(0.73)	$(1.79)	$(0.61)	$(0.59)	$(1.21)	$—	$—

Some earnings (loss) per share amounts may not add due to rounding.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020

Loss from continuing operations before income taxes	$(29,246)	$(38,480)	$(37,807)	$(73,823)	$(179,356)	$(42,493)	$(45,493)	$(87,986)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(5,644)
Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(82,342)

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	—	—

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(82,342)

Earnings (loss) per share:
Basic	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(1.21)
Diluted	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(1.21)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,970	$3,548	$3,359	$2,981	$15,858	$3,123	$5,369	$8,492
Non-cash stock compensation (cost of revenue and operating expenses)	17,798	17,667	26,082	41,175	102,722	18,630	23,354	41,984
Accelerated depreciation (cost of revenue and operating expenses)	—	—	1,959	1,853	3,812	1,906	1,663	3,569
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	2,321
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—
Total excluded items, continuing operations	$23,769	$23,826	$37,143	$59,704	$144,442	$25,935	$30,431	$56,366

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (Continued) (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020

Loss from continuing operations before income taxes and excluding items	(5,477)	(14,654)	(664)	(14,119)	(34,914)	(16,558)	(15,062)	(31,620)
Income taxes (benefit)	(1,078)	(3,790)	(2,941)	(5,155)	(12,964)	(216)	190	(26)
Non-GAAP net earnings (loss) from continuing operations	$(4,399)	$(10,864)	$2,277	$(8,964)	$(21,950)	$(16,342)	$(15,252)	$(31,594)

Non-GAAP earnings (loss) per share from continuing operations:
Basic	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.46)
Diluted	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.46)

Basic weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906	67,684	68,295
Diluted weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906	67,684	68,295

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020
Expenses, continuing operations:
Cost of revenue	$23,654	$24,466	$34,838	$37,760	$120,718	$36,426	$41,460	$77,886
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	50,167
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	88,348
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	52,580
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	2,321

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,970	3,548	3,359	2,981	15,858	3,123	5,369	8,492
Non-cash stock compensation (cost of revenue)	712	782	1,052	2,163	4,709	755	1,060	1,815
Non-cash stock compensation (research and development)	4,341	3,745	5,945	14,193	28,224	4,451	6,346	10,797
Non-cash stock compensation (sales and marketing)	9,920	9,854	9,460	14,736	43,970	8,920	9,758	18,678
Non-cash stock compensation (general and administrative)	2,824	3,286	9,625	10,083	25,818	4,504	6,190	10,694
Accelerated depreciation (cost of revenue)	—	—	1,527	1,445	2,972	1,487	1,245	2,732
Accelerated depreciation (general and administrative)	—	—	432	408	840	419	418	837
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	2,321
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—
Total excluded items	$23,768	$23,826	$37,143	$59,704	$144,441	$25,935	$30,431	$56,366

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (Continued) (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	FY2020

Expenses, continued operations excluding items:
Cost of revenue	$16,972	$20,136	$28,900	$31,171	$97,179	$31,061	$33,786	$64,847
Research and development	12,629	13,195	14,524	17,125	57,473	19,271	20,099	39,370
Sales and marketing	23,403	26,086	30,594	34,487	114,570	34,224	35,446	69,670
General and administrative	15,301	19,768	17,071	17,963	70,103	20,395	20,654	41,049
Gains, losses and other items, net	—	—	—	—	—	—	—	—

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING LOSS GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the year ending
	March 31, 2020
	Low Range	High Range

Revenues	376,000	381,000

GAAP loss from operations	(180,000)	(175,000)

Excluded items:
Purchased intangible asset amortization	19,000	19,000
Accelerated depreciation	4,000	4,000
Non-cash stock compensation	87,000	87,000
Gains, losses and other items, net	2,000	2,000
Total excluded items	112,000	112,000

Non-GAAP loss from operations	(68,000)	(63,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 20 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In the prior year, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Other key metrics may be defined as:

•Subscription net retention: The current period subscription revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription revenue (net), inclusive of upsell, churn and downsell.

•Platform net retention: The current period subscription and marketplace revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription and marketplace revenue (net), inclusive of upsell, churn and downsell.

•Annualized recurring revenue (ARR): The ending MRR (last month of quarter), annualized. Recurring revenue is fixed and contracted subscription revenue and does not include any variable or non-recurring revenue amounts.

Our non-GAAP financial schedules are:

•Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.